Exhibit 10.23

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

AMENDED AND RESTATED

BENZENE SALES CONTRACT (EUROPE)

BETWEEN

DOW EUROPE GMBH

AND

STYRON EUROPE GMBH

Amended and Restated Sales Contract (this “Contract”)

Date of Contract: June 17, 2010

Seller agrees to sell and supply to Buyer the Product described in this Contract out of the production plants of Dow Benelux B.V. Terneuzen, the Netherlands and Dow Olefinverbund GmbH Boehlen, Germany or any alternate source subject to qualification, and Buyer agrees to purchase and receive from Seller such Product into Buyer’s Product consuming plants in Terneuzen and Boehlen according to the TERMS AND CONDITIONS set out below.

Dow Europe GmbH

Bachtobelstrasse 3

8810 Horgen – Switzerland

(“Seller”)

Styron Europe GmbH

Bachtobelstrasse 3

8810 Horgen – Switzerland

(“Buyer”, each of Buyer and Seller a “Party”, and collectively, the “Parties”)

1. Product	Benzene

2. Specification	Dow standard sales specification for Product delivered to Terneuzen attached hereto as Appendix A and made part of this Contract.

Dow standard sales specification for Product delivered to Boehlen attached hereto as Appendix B and made part of this Contract.

3. Quantity	[*****]

Volume ranges are by mutual agreement.

If Buyer requests additional volume above either the Terneuzen or Boehlen Maximum Quantity, Seller will use reasonable best efforts to provide such volumes, the Parties will negotiate in good faith, and such volumes may be provided if the Parties can mutually agree upon terms of the additional supply.

4. Price/Currency	The following price invoiced in EUR/MT: [*****] (EXCLUSIVE OF VAT)

Contract:[*****]

[*****]

The conversion from USD into EUR will be carried out by using the arithmetic average of the European Central Bank daily foreign exchange rate as published on the internet on page “www.ecb.int/stats/eurofxref/” for the month prior to the month of delivery.

At the end of the first eighteen (18) month period and every thirty-six (36) month period thereafter, upon at least twelve (12) months prior written notice by either Buyer or Seller, Seller and Buyer shall reserve the right to negotiate in good faith a mutually agreeable alternative to the above price mechanism. In the event that the Parties are unable to agree upon an alternative price mechanism within thirty (30) days after initiating negotiations, then Buyer and Seller must elevate the negotiations to senior management of each Party.

If senior management cannot reach agreement within thirty (30) days of elevation, then the pricing negotiation becomes a dispute to be arbitrated by a reputable industry consultant, such as CMAI, to be mutually agreed upon by Buyer and Seller; provided, however, that during periods of such arbitration the price mechanism shall continue under the then current price mechanism until the resolution of such arbitration. Fees and costs for the arbitrator shall be shared equally between Buyer and Seller. The decision by the arbitrator shall be the new price starting on the date the arbitrator issues the decision and shall continue for the next thirty-six (36) month period. For the avoidance of doubt, Section 13 of the Dow H&E GENERAL TERMS AND CONDITIONS shall not apply to pricing dispute pursuant to this section.

In the event any of the indices referenced above ceases publication, stops reporting on Benzene, materially changes its format for price reporting, or modifies the fundamental basis for price reporting, Seller and Buyer reserve the right to negotiate in good faith a mutually agreeable alternative to the above price mechanism. In the event that the Parties are unable to agree upon an alternative price mechanism within thirty (30) days after initiating negotiations, then Buyer and Seller must elevate the negotiations to senior management of each Party. If senior management cannot reach agreement within thirty (30) days of elevation, then the pricing negotiation becomes a dispute arising under this Contract and is settled pursuant to the terms of Section 13 of the Dow H&E GENERAL TERMS AND CONDITIONS.

Upon ninety (90) days prior written notice to Seller, Buyer may elect, only once under this paragraph, an alternative price mechanism whereby the pricing for Product will be based on the indices as reported and published by ICIS-LOR for the month of delivery (the “Month of Delivery Pricing Basis”); provided, that, Buyer has not already validly exercised its right to negotiate in good faith a mutually agreeable alternative price mechanism during the term of this Contract pursuant to this Section 4. Upon election by Buyer of such Month of Delivery Pricing Basis, the minimum quantities of Product that Buyer shall buy for the remaining term of this Contract will change to the following minimum quantities as of the date of such election:

[*****]

[*****]

5. Period of Contract

This Contract is effective as of June 17, 2010 and shall continue to be in effect for ten (10) years and x months from this date (n.b. termination should be at year end), and shall continue for two (2) year periods thereafter until terminated by either Party with at least twelve (12) months prior written notice, unless previously terminated in writing in accordance with Section 16 of this Contract, without prejudice to any other right of termination a Party may have in accordance with the terms hereof.

If Seller terminates this Contract pursuant to this Section 5, Seller will provide Buyer access to Seller’s infrastructure, including unloading, storage and pipeline throughput, for a fee equal to the economic costs to be determined at the time of termination, of providing access and under commercially reasonable conditions including maximum capacity for storage and unloading consistent with such capacity in use by Buyer at the time of termination.

6. Delivery Terms (INCOTERMS2000)	DDP Terneuzen / Boehlen for pipeline deliveries at Terneuzen and Boehlen. CIP Boehlen for railcar deliveries at Boehlen, at Seller’s option

7. Delivery schedule	Each calendar month, Buyer shall purchase [*****] of the Terneuzen Minimum Quantity and the Boehlen Minimum Quantity for the corresponding plant of Product as set forth in Section 3 (“Monthly Minimum”) of this Contract and Seller shall sell in each month up to [*****] of such Terneuzen Maximum Quantity and the Boehlen Maximum Quantity (“Monthly Maximum”). Buyer agrees to buy and accept and Seller agrees to sell and deliver Product throughout each month as is commercially reasonable on this ratable basis. Buyer shall provide to Seller a forecast of Product demand for the next calendar year by the fourth quarter of the then-current year. Additionally, as further set out in Section 12 of this Contract, Buyer shall provide to Seller a rolling three (3) month forecast provided at least five (5) business days before the end of each calendar month. The provisions of this Section 7 are subject to reductions in the relevant quantities (a) as provided in Section 8 of the Dow H&E GENERAL TERMS AND CONDITIONS, (b) a failure of Seller to deliver product in accordance with the quality specifications, (c) non-purchases of Product due to the fault of Seller, or (d) for any reasons set forth in Sections 17 or 19 of this Contract. The Seller acknowledges that Seller’s sole and exclusive remedy for breach by Buyer of this Section 7 is as set forth in Sections 11 and 12 of this Contract.

8. Shipment Method	Seller’s pipeline and third party rail tank cars

9. Other conditions	The quantity is determined on basis AIR, with reference to Section 3 of Dow H&E GENERAL TERMS AND CONDITIONS

10. Terms of payment	[*****]

11. Re Marketing Fee

[*****]

The Re-Marketing Fee under this Section 11 is intended to permit Buyer to optimize manufacturing operations in its consuming facilities, but is not intended to permit Buyer to replace the minimum quantities of Product required to be purchased from Seller under this Contract with other purchases of benzene obtained from third parties.

12. Binding Forecast	Buyer shall provide Seller [*****] If Buyer fails to purchase the volume of Product provided in the Binding Forecast (for reasons other than (a) as provided in Section 8 of the Dow H&E GENERAL TERMS AND CONDITIONS, (b) a failure of Seller to deliver product in accordance with the quality specifications, (c) non-purchases of Product occurs at the fault of Seller, or (d) for any reasons set forth in Sections 16, 17, or 19 of this Contract), then Buyer shall pay the Price of Product multiplied by the difference in metric tons between the Binding Forecast for Terneuzen or Boehlen, as applicable, and the quantity of Product actually purchased by Buyer in the applicable calendar month.

13. Railcar Rental Fees	For deliveries by rail in third party’s railcars, in case the rail tank cars are not returned within the roundtrip time as provided by the third party supplier calculated from date of departure from the load point, Seller reserves the right to charge a rental fee per railcar and per day, without prejudice to any other right Seller may have. Any delays not caused directly by Buyer or the company receiving the Product, are not subject to any rental fee charge. Railcar rental fees are payable thirty (30) days after date of invoice.

14. Product Analysis	Seller, for any volumes of Product delivered by rail, will provide Buyer with a certificate of analysis representative of the Product supplied to the custody of the carrier. For this purpose Buyer will ensure, at any time during the period of this Contract, that Seller (Commercial/Logistic Department) is aware of, at the time of delivery of the Product, the valid contact information to receive such certificate of analysis. This provision is made with reference to Section 6 of Dow H&E GENERAL TERMS AND CONDITIONS attached hereto.

15.	Buyer’s Commitments

15.1	Product subject to Excise and Fuel Tax

Based on the requirements of Council Directive 92/12/EEC art 15 pt 5, it is obligatory that, after the Product has left the authorized Excise warehouse (date of delivery document), any change of place of delivery must be communicated by Buyer to Seller within twenty-four (24) hours after change of destination. If the change of place of delivery is reported to Seller within twenty-four (24) hours, delivery of the product is made under suspension (AAD). If the change of place of delivery is not reported within twenty-four (24) hours, the delivery is subject to Excise, fuel, environmental and inventory tax, which Dow reserves the right to recharge to Buyer, upon receipt of invoice from the Tax authorities.

15.2.	Documentary Instructions for Products subject to Excise and Fuel Tax

(I) Buyer shall inform Seller name and full address, VAT and Excise License number of receiver of Product at least two days prior to delivery date. Additionally, Buyer shall inform Seller the name(s) of the authorized person(s) to sign the accompanying administrative document (AAD) upon receipt of the Product. If this information is not received prior to the delivery date, Buyer will be deemed to be in default and delivery will not take place. (II) Buyer is responsible for the immediate return, ultimately within ten (10) days after receipt, both by fax copy and registered mail of Part 3 of the excise duty document to Seller, duly signed by the person(s) authorized under the excise duty license of the receiver.

16.	Planned Maintenance Turnarounds and Permanent Shutdown

16.1.	Planned Maintenance Turnarounds

16.1.1.	Seller Planned Maintenance Turnarounds

In the event of a planned Ethylene Cracker and/or Aromatics unit turnaround, Seller reserves the option to cancel supply in association with the shutdown period provided that Seller gives Buyer at least twelve (12) months advance notification in writing of the planned shutdown period. The Parties agree that any twelve (12) month notice provided under this section by Seller is not binding and the shutdown notice is for planning purposes only and subject to adjustment by Seller if it gives sixty (60) days notice prior to the planned shutdown date. During any planned Ethylene Cracker and/or Aromatics unit turnaround, at Buyer’s request, Seller shall use reasonable best efforts to provide benzene to Buyer during any shutdown from alternate sources at market prices, approved by Buyer; provided, that such market purchase by Seller for Buyer may be effectuated by telephone conversation with the offer and acceptance constituting the agreement between Buyer and Seller. Any subsequent quantities not delivered in association with the shutdown shall not be deducted from the annual quantity. In the event Seller and Buyer mutually agree to recover any lost volume, the Parties will develop a mutually acceptable schedule.

16.1.2.	Buyer Planned Maintenance Turnarounds

In the event of a planned shutdown at Buyer’s Benzene consuming facilities at Terneuzen or Boehlen. Buyer reserves the option to cancel supply under this Contract at the affected site or sites in association with the shutdown period; provided, that Buyer gives Seller at least twelve (12) months advance notification in writing of the planned shutdown period. The Parties agree that any twelve (12) month notice provided under this section by Buyer is not binding and the shutdown notice is for planning purposes only and subject to adjustment by Buyer if it gives sixty (60) days notice prior to the planned shutdown date. Any subsequent quantities not delivered in association with the shutdown shall not be deducted from the annual quantity. In the event Seller and Buyer mutually agree to recover any lost volume, the Parties will develop a mutually acceptable schedule.

16.2.	Permanent Shutdowns

16.2.1.	Seller Permanent Shutdown

In the event that Seller decides to permanently shutdown, close, sell, or liquidate Seller’s Ethylene Cracker or Aromatics unit located at either Terneuzen or Boehlen, Seller reserves the option to unilaterally and permanently cancel supply under this Contract or terminate this Contract with no penalty upon three (3) months written notice. In the event that Seller is no longer manufacturing or supplying, or selling Benzene on a global basis due to the sale of the related business, cessation of operations or shutdown or sale of various assets, Seller may terminate this Contract with no penalty upon three (3) months written notice. If Seller gives three (3) months notice to terminate this Contract, as provided for under this paragraph, Seller agrees to provide twelve (12) months supply support post shutdown by finding supply of Product for the affected site or sites in the market for Buyer to be purchased and supplied by Seller at market terms, approved by Buyer; provided, that such market purchase by Seller for Buyer may be effectuated by telephone conversation with the offer and acceptance constituting the agreement between Buyer and Seller. In such a case that Seller permanently cancels supply at the affected site or sites or if the Seller terminates this Contract, as provided under this paragraph, Seller will provide Buyer access to the infrastructure at Seller’s affected site or sites for delivery/unloading, storage and pipeline throughput for purchases of benzene for a fee to be equal to the economic costs of to be determined at the time of shutdown unless this Contract is otherwise assigned to a buyer of Ethylene Cracker(s) and/or Aromatics unit in the case Seller sells such Ethylene Cracker(s) or Aromatics unit.

16.2.2.	Buyer Permanent Shutdown

In the event that Buyer decides to permanently shutdown or close Buyer’s benzene consuming facilities located in either Terneuzen or Boehlen, Buyer reserves the option to unilaterally and permanently cancel supply under this Contract at the affected site or sites or terminate this Contract with no penalty upon three (3) months written notice. If Buyer gives three (3) months notice to permanently cancel supply at the affected site or sites or terminate this Contract, as provided for under this paragraph, Buyer agrees to provide twelve (12) months buyer support post shutdown to either consume or pay the Re-Marketing Fee as described in the Section 11 of this Contract for any volumes not purchased during this twelve (12) month period.

16.3	Seller and Buyer Cooperation

Seller and Buyer agree to use reasonable best efforts to coordinate planned shutdowns of Seller’s Ethylene Cracker(s) or Aromatic unit and Buyer’s Product consuming facilities to optimize downtime and minimize the impact of shutdowns on the operations of Seller and Buyer.

17.	Product Availability

Buyer acknowledges that the Product supplied under this Contract is a co-product of Seller’s cracking operation of the production of Ethylene and Propylene. In the event that Seller decides at any time to reduce its cracking operation for any reason, the quantity specified in this Contract may be reduced at Seller’s option without any liability to Seller. In the event that Seller elects at any time to change the feedstock for cracker operation which reduces the co-product production, the quantity specified in this Contract may be reduced at Seller’s option proportionally to the reduction of the co-product production without any liability to Seller.

18.	Storage and Throughput for Product Deliveries

18.1. Seller will provide access to the Terneuzen and Boehlen infrastructure for delivery/unloading, storage and pipeline throughput for purchases at benzene made by Buyer from other suppliers (“Third Party Benzene”) by purchasing Third Party Benzene from Buyer for purchase price and reselling to Buyer for the same purchase price plus fees and per the conditions as set forth below:

18.1.1. Terneuzen: Deliveries to Terneuzen can only be made by vessel or barge. The delivery maximum per shipment is 2.5KT and the monthly maximum for delivery is determine by taking 363,000 MT/12 less Buyer’s Binding Forecast provided to Seller pursuant to Section 12 of this Contract.

Buyer shall provide Seller with a forecast of all deliveries of Third Party Benzene [*****] before the end of each calendar month prior to the month in which deliveries would occur and Buyer and Seller shall mutually agree on a delivery schedule for such deliveries at least five (5) business days before the end of each calendar month prior to the month in which deliveries would occur. Buyer shall use reasonable efforts to have all deliveries of Third Party Benzene delivered equally throughout any month. The fees for unloading, storage and pipeline throughput are as follows:

[*****]

18.1.2. Boehlen: Deliveries to Boehlen can only be made by railcars. The delivery maximum per shipment [*****] and the monthly maximum for delivery, is determine by taking [*****] provided to Seller pursuant to Section 12 of this Contract. Buyer shall provide Seller with a forecast of all deliveries of Third Party Benzene at least [*****] before the end of each calendar month prior to the month in which deliveries would occur and Buyer and Seller shall mutually agree on a delivery schedule for such deliveries at least five (5) business days before the end of each calendar month prior to the month in which deliveries would occur. Buyer shall use reasonable efforts to have all deliveries of Third Party Benzene delivered equally throughout any month. The fees for unloading, storage and pipeline throughput are as follows:

[*****]

The fees cited above may be adjusted during any price negotiation pursuant to Section 4 of this Contract to reflect market changes.

18.1.3. When practicable, Seller will cooperate with Buyer to exchange volumes of Product with Buyer’s Third Party Benzene as a method to deliver equivalent volumes of Buyer’s external purchases of benzene into Buyer’s Terneuzen and Boehlen styrene production facilities. Any exchanges of benzene between Seller and Buyer will be governed by an Exchange Contract attached hereto as Appendix C. Buyers fee for exchanges of Third Party Benzene will [*****] and may be adjusted during any price negotiation pursuant to Section 4 of this Contract to reflect market changes.

19.	Excused Performance

The Parties agree that Seller’s inability to obtain raw materials or energy at a cost consistent with the terms agreed hereunder shall reduce the quantities of Products to be delivered without liability, and shall be treated like a Force Majeure event. In the event of Force Majeure declared by Seller pursuant to this Section 19, the reduced quantity of Product shall be apportioned at Seller’s reasonable discretion among Seller’s customers other than Seller’s Affiliates.

20.	Assignment of Contract and/or claims

This Contract may not be assigned by Buyer by operation of law or otherwise without the express written consent of Seller, which consent may only be withheld if assignee is determined by Seller to be a competitor of Seller or any of Seller Affiliates’ businesses that are located at the sites subject to this Contract or if Seller deems, in its reasonable discretion, that the assignee’s financial responsibility is unsatisfactory. Any assignment by Buyer must include a prohibition on its assignee restricting any further assignment of this Contract without the consent of Seller. Any attempted assignment without such consent from Seller shall be null and void; provided, however, that either Party hereto shall be permitted to assign this Contract, in full or in part to any wholly-owned Affiliate (including assigning some or all of Seller’s obligations hereunder, in which case such Affiliate may effect delivery of the Product and invoice Buyer directly.) “Affiliate” means any subsidiary, legal entity, or joint venture in which a Party hereto directly or indirectly holds an ownership interest of at least 50%. This Contract may not be otherwise assigned by Seller to any third party without the consent of Buyer, except any assignment or partial assignment of this Contract does not require consent of Buyer when such assignment is in connection with a sale, conveyance, disposition, divestiture, contribution to a joint venture by Seller of, or a similar transaction, including a merger, consolidation, reorganization or other business combination involving Seller and relating to, all or substantially all of the assets or properties of Seller to which the subject matter of this Contract relates. Upon the assignment of this Contract and the express assumption by the assignee of the assigned obligations of Seller under this Contract through the execution of an assignment and assumption agreement, Seller shall be released from all obligations and liabilities under this Contract. In addition, both Seller and Buyer may assign their respective claims under this Contract to third parties. Agreed quantities and other terms shall not be affected by an assignment.

In the event Dow Europe GmbH or its Affiliates sell, convey, divest, or contribute to a joint venture the Ethylene Crackers located at both Terneuzen and Boehlen, then Dow Europe GmbH is obligated to assign this Contract to the third party purchaser or the joint venture for which the assets were contributed, except that only Dow Europe GmbH is subject to this assignment obligation and such obligation does not transfer to any subsequent assignee who were the third party purchaser or the joint venture for which the assets were contributed.

21.	Controlling Terms & Amendments

By ordering any of the Products detailed in this Contract, Buyer agrees to all the terms and conditions contained in this Contract and in the Dow H&E GENERAL TERMS AND CONDITIONS as attached hereto, which override any additional or different terms or conditions included in Buyer’s purchase order or other documents or referred to by Buyer. Any amendments or additions to this Sales Contract shall be valid only if agreed in writing by both Parties.

22.	Contact Persons

Seller:

Planning/Logistic Coordinator Terneuzen J. PIPKIN / M. PIETERS HOUSTON/TERNEUZEN TEL 001-2819664176 TEL 0031-11567 2652 FAX 0031-11567 3782 EMAIL jnpipkin@dow.com EMAIL mpieters2@dow.com	Commercial Manager A. JENNEY HORGEN TEL 0041-44 728 2144 FAX 0041-44 728 3343 EMAIL acjenney@dow.com	Commercial Coordinator C. CUOLT, HORGEN TEL 0041-44 728 2695 EMAIL ccuolt@dow.com FAX 0041-44 728 3343

Planning/Logistic Coordinator Boehlen K.H. FRITZE BOEHLEN TEL 0049-3420688 167 FAX 0049-3420688 150 EMAIL kffritze@dow.com	Credit Manager S. LAMAS, HORGEN TEL 0041-44 728 2833 EMAIL slamas@dow.com FAX 041-44 728 2308	Accounts Receivable A. KRAMER-CAPPILLI, HORGEN TEL 0041-44 728 2651 EMAIL acappilli@dow.com S. WOODS TEL 0041 44 728 2552 EMAIL swoods2@dow.com

Buyer:

Planning/Logistic Coordinator Terneuzen C. ANTHEUNISSE TEL 0031-115672896 EMAIL cantheunisse@dow.com	Commercial Manager M. CROMACK HORGEN TEL 0041-44 728 2756 EMAIL mcromack@dow.com	Commercial Coordinator P. CALLER HORGEN TEL 0041-44 728 3663 EMAIL pcaller@dow.com

23.	Amendment and General Release

The Benzene Sales Contract (Europe), dated as of April 1, 2010, between Dow Europe GmbH and Styron Europe GmbH (the “Initial Contract”), is hereby amended and restated in its entirety and shall no longer be in force and effect. Each of the Parties hereto hereby irrevocably, unconditionally and completely releases and discharges the other Party hereto and its respective affiliates, directors, officers, employees, agents, successors and assigns from all current and future rights, claims, causes of action, liabilities and obligations arising under or relating to the Initial Contract, including, without limitation, all claims and payments due thereunder. This release shall be effective as of 11:59p.m. Eastern Daylight Time on June 16, 2010. The Parties hereto hereby agree and acknowledge that there are no payments or other obligations outstanding as of 11:59p.m. Eastern Daylight Time on June 16, 2010 pursuant to the Initial Contract.

[SIGNATURE PAGE FOLLOWS]

DOW EUROPE GMBH		STYRON EUROPE GMBH

BY:	/s/ Stephen Doktycz	BY:	/s/ Stephen Doktycz
NAME:	Stephen Doktycz	NAME:	Stephen Doktycz
TITLE:	Authorized Representative	TITLE:	Authorized Representative

Date Executed: June 17, 2010		Date Executed: June 17, 2010

STYRON EUROPE GMBH

		BY:	/s/ Stephen Doktycz
		NAME:	Stephen Doktycz
		TITLE:	Authorized Representative

Date Executed: June 17, 2010

[Signature Page to Amended and Restated Benzene Sales Contract (Europe)]

DOW H&E GENERAL TERMS AND CONDITIONS

1.	Interpretation of Trade Terms

Trade terms shall be interpreted in accordance with INCOTERMS 2000. Title shall pass to Buyer at the same time as the risks of loss or damage under INCOTERMS 2000. If this Contract does not specify trade terms as defined in INCOTERMS 2000, title and risk of loss shall pass to Buyer upon delivery into the custody of the carrier. For pipeline deliveries title to and risk of loss of Product will transfer from Seller to Buyer when product passes the connecting flange of Seller’s pipeline to the inlet flange of Buyer’s receiving pipeline at delivery point

2.	Payment and Payment Value Date

(I) Payment shall be made in such a way that Seller’s designated bank account will be credited for good value in accordance with the payment terms specified in this Contract. Payment of the full amount invoiced does not constitute a waiver with respect to any claims Buyer may have against Seller. (II) If payment due date falls on a Saturday or on a holiday other than a Monday, payment shall be made on the last preceding banking day. If payment due date falls on a Sunday or a holiday on a Monday, payment shall be made on the next banking day.

3.	Determination of Invoice Quantity of Product

The quantity of the Product to be invoiced shall be determined at load point in accordance with the methods and procedures applicable to deliveries of the Product and the Shipment Method defined in this Contract or in accordance to the results of an independent surveyor acceptable to both Parties. An independent surveyor acting on behalf of Buyer, at Buyer’s expense, shall have the right to verify, under an appropriate secrecy agreement, Seller’s calibration procedures and measurement records of Seller’s meters. In case of dispute, the results if an independent surveyor shall be final and binding to both parties.

4.	Seller’s Commitments

4.1	Seller undertakes that the Product at the time of delivery meet the agreed Specifications.

4.2	Seller will supply Buyer with the current Material Safety Data Sheets (MSDS).

4.3	Seller will convey the Product with good title, free from any lawful lien or encumbrance.

5.	Responsible Practices

Buyer will (I) familiarize itself with any product literature or information Seller provides under Seller’s product stewardship program, including MSDS, (II) follow safe handling, use, selling, storage, transportation and disposal practices, including special practices as Buyer’s use of the Product requires and instruct its employees, contractors, agents and customers in these practices and (III) take appropriate action to avoid spills or other dangers to persons, property or the environment. If Buyer has failed to comply with any of its commitments under this Section 5. Seller will provide Buyer with thirty (30) days written notice to cure such failure to comply. If Buyer does not cure such failure to comply within the thirty (30) day period, Seller may suspend Product delivery without liability for thirty (30) days (“Suspension Period”). Upon the end of the Suspension Period, if Buyer has not cured such failure to comply, Seller may cancel this Contract on fifteen (15) days notice unless Buyer agrees to indemnify Seller for all losses caused by such failure to comply.

6.	Documentary Instructions

Buyer shall inform Seller about any documentary and invoicing instructions at least two (2) working days prior to loading date.

7.	Liability

In the event of any liability by either Party whether arising from breach of Contract or from statutes it is agreed that the maximum amount of damages recoverable shall be limited to the Contract price for the Product with respect to which damages are claimed. In no event shall either Party be liable for indirect, consequential, special, punitive or exemplary damages in connection with or arising out of this Contract.

8.	Force Majeure

In the event of accident, mechanical breakdown of facilities, fire, flood, strike, labour trouble, riot, revolt, war, acts of governmental authority, acts of God, or contingencies beyond the reasonable control of the Party affected, all interfering with the performance of this Contract, the quantity of Product provided for in this Contract shall be reduced by the amount so affected without liability, but this Contract shall otherwise remain unchanged. The affected Party shall decide at its reasonable discretion on the quantities of Product affected and the allocation of the reduced quantities to be sold or purchased. The Parties agree to retain absolute discretion on relation to allocation with their respective affiliates, provided, however, that during an event subject to this Section 8 Seller shall treat Buyer in the same manner as all other contract customers for Product.

9.	Default

9.1 If Buyer fails to make a payment under this Contract within three (3) days following notice by Seller that payment is due, Buyer shall be in default. Upon Buyer’s default Seller may, at its option and without further reminder, recall shipments, and/or decline to make further deliveries against this Contract, except for cash. If Buyer fails to make payment under this Contract following a thirty (30) day notice by Seller, then Seller may treat such failure to cure by Buyer as final refusal to accept further shipments and may cancel this Contract.

9.2 Seller reserves the right, without prejudice to Buyer’s liability to pay on the due date and to any other rights Seller may have under this Contract, to charge as from the due date without further notice, interest on any overdue balance of a rate equal to the one (1) month LIBOR interest for the currency invoiced, as fixed by the British Bankers Association on the last business day of the month preceding the date of payment, plus five percent (5%) points.

9.3 If Buyer’s financial responsibility becomes unsatisfactory and Seller deems itself insecure (in each case in Seller’s commercially reasonable judgment), then Seller may, after three (3) days prior written notice to Buyer (which shall include the basis for such determination in reasonable detail), defer shipments, accelerate the due dates on all amounts, and/or require cash payments or other security.

10.	Performance by Affiliates

At Seller’s option, any Contract obligation may be performed by Seller or any of its affiliates. Any deliveries made under this condition may be invoiced by such affiliate and shall constitute performance of this Contract by Seller.

11.	Severability of Provisions

Should any provision of this Contract be held invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. Any invalid or unenforceable provision shall be replaced with a new provision which will allow the Parties to this Contract to preserve the initial intent and purpose of this Contract.

12.	Non-Waiver

Failure to exercise any rights under this Contract upon any occasion shall not waive the right to exercise the same on another occasion.

13.	Applicable Law

This Contract shall be governed and construed in accordance with the internal laws of Switzerland. The United Nations Convention on Contracts for the International Sale of Goods (l980) shall not apply to this Contract. All disputes arising under this Contract shall be finally settled under the rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said rules. Arbitration shall take place in Zurich, Switzerland. The language of the arbitration shall be English.

14.	No set-off

Regardless of any other rights under any other agreements or mandatory provisions of law, neither Seller nor Buyer shall have the right to set-off any amounts due and payable under this Contract, whether contingent or otherwise, against any amount owed by such party to the other party, whether under this Contract or otherwise.

15.	Counterparts

This Contract may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Appendix A: Product Specification (Terneuzen)

Author: GPDIS SYSTEM

THE DOW CHEMICAL COMPANY CUSTOMER SPECIFICATION	Page: 1

Date Printed: 15 FEB 2010

SPECIFIED MATERIAL: 00009642-C001	Effective: 20 JAN 2010
Supersedes:

NAME: BENZENE-E

CUSTOMER NAME/ADDRESS:
	STYRON HOLDING B.V. HERBERT H. DOWWEG 5	HOEK
	ZEELAND THE NETHERLANDS		4542 NM

MATERIAL DESCRIPTION:
Color: clear, colorless Odor: aromatic Appearance/Physical State: liquid
Description Note:
A CLEAR LIQUID, FREE OF SEDIMENT AND HAZE WHEN OBSERVED AT 18.3 TO 25.6 CENTIGRADE, HIGH FLAMMABLE.

TEST REQUIREMENTS
TEST ITEM AND CONDITION	LIMIT	UNIT	METHOD	N
Benzene	99.8 Min	% wt	ASTM D4492

Non-aromatics	0.15 Max	% wt	ASTM D4492

Toluene	0.05 Max	% wt	ASTM D4492

Nitrogen, Total	1 Max	ppm wt	ASTM D4629

Water	no free water		Visual

Sulfur, Total	1 Max	ppm wt	ASTM D3961

Chlorides (as CI)	1 Max	ppm wt	UOP 779

INFORMATION OR DISTRIBUTION RESTRICTED TO THIS CUSTOMER AND THE DOW CHEMICAL COMPANY.

READ PRECAUTIONARY INFORMATION AND MATERIAL SAFETY SHEETS. THIS PRODUCT IS SHIPPED IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS REGARDING CLASSIFICATION, PACKAGING, SHIPPING AND LABELING.

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Appendix B: Product Specification (Boehlen)

Author: GPDIS SYSTEM

THE DOW CHEMICAL COMPANY CUSTOMER SPECIFICATION	Page: 1

Date Printed: 15 FEB 2010

SPECIFIED MATERIAL: 00009642-C102	Effective: 15 FEB 2010
Supersedes:

NAME: BENZENE-E

CUSTOMER NAME/ADDRESS:
	STYRON DEUTSCHLAND GMBH WERK BOEHLEN BOEHLEN
	SACHSEN GERMANY	04564

MATERIAL DESCRIPTION:
	Color: clear, colorless Odor: aromatic Appearance/physical State: liquid
Description Note:

A CLEAR LIQUID, FREE OF SEDIMENT AND HAZE WHEN OBSERVED AT 18.3 TO 25.6 CENTIGRADE, HIGH FLAMMABLE.

TEST REQUIREMENTS
TEST ITEM AND CONDITION	LIMIT	UNIT	METHOD	N
Benzene	[*****]	[*****]	[*****]

Non-aromatics	[*****]	[*****]	[*****]

Toluene	[*****]	[*****]	[*****]

Methylcyclohexane	[*****]	[*****]	[*****]

Chlorides (as CI)	[*****]	[*****]	[*****]

Nitrogen, Total	[*****]	[*****]	[*****]

Bromine Index	[*****]	[*****]	[*****]

Color, APHA	[*****]		[*****]

Water	[*****]	[*****]	[*****]

INFORMATION OR DISTRIBUTION RESTRICTED TO THIS CUSTOMER AND THE DOW CHEMICAL COMPANY.

READ PRECAUTIONARY INFORMATION AND MATERIAL SAFETY SHEETS. THIS PRODUCT IS SHIPPED IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS REGARDING CLASSIFICATION.

PACKAGING, SHIPPING AND LABELING.

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Appendix C

Exchange Contract Benzene

Exchange Contract Number

Date of Contract

The parties mentioned below agree to exchange the product described in this Contract, according to the TERMS AND CONDITIONS set out below.

Dow Europe GmbH Bachtobelstrasse 3 8810 Horgen – Switzerland (“here in after referred to as DOW”) [Styron Entity] (“here in after referred to as Exchange Party”)

When Dow delivers Product Dow is the “Seller”, when Dow receives Product Dow is the “Buyer”. When Exchange Party delivers Product Exchange party is the “Seller”, when Exchange Party receives Product Exchange Party is the “Buyer”.

	Supply by Exchange Party	Supply by DOW

1. Product	Benzene	Benzene

2. Specification	According Dow standard raw material specification, Benzene E spec or trading spec (BASF) currently used by Ternuezen or Boehlen	According Dow standard sales specification

3. Quantity	[*****]	[*****]

4. Price / Currency (EXCLUSIVE OF VAT)	[*****]	[*****]

5. Delivery Terms (INCOTERMS 2000)	CIF ARA and FCA Boehlen	DDP EB plant Terneuzen/Boehlen

6. Delivery Schedule	Spread evenly through the Contract period when the call-offs will be in mutual agreement – except during any turnarounds or major plant incidents when both parties will endeavour to reduce volumes	Spread evenly through the contract period when the call-offs will be in mutual agreement – except during any turnarounds or major plant incidents when both parties will endeavour to reduce volumes.

7. Shipment Method	Barge/Seavessel (Terneuzen) Rail Tank Car (Boehlen)	Pipeline

8. Delivery place	ARA and Boehlen	Terneuzen and Boehlen

9. Loading source

10. Period of Contract

Other conditions The quantity is determined on basis AIR, with reference to Section 3 of DOW H&E GENERAL TERMS AND CONDITIONS

11. Terms of payment Net fifteen (15) days end of month

	Supply by Exchange Party	Supply by DOW

12. Invoice Address	Stating Buyer’s Purchase Order Number:
Dow Europe GmbH
C/O European Procurement
Service Center
Bachtobelstrasse 3
8810 Horgen – Switzerland
VAT-No.: ESN0391236G
Invoice Mailing Address	Dow Europe GmbH
C/O European Procurement
Service Center
P. O. Box 83
4530AN Terneuzen
The Netherlands

14. Product Analysis

Seller will provide Buyer with a certificate of analysis representative of the Product supplied to the custody of the carrier. For this purpose Buyer will ensure, at any time during the period of this Contract, that Seller (Commercial/Logistic Department) is aware of, at the time of delivery of the Product, the valid contact information to receive such certificate of analysis. This provision is with reference to Section 6 of Dow H&E GENERAL TERMS AND CONDITIONS attached hereto

15. Inspection for Deliveries by Sea or Inland Waterway

Quantity Inspection at Load Port

An Independent surveyor acceptable to both Parties shall be appointed by Seller at load port. The independent surveyor shall be instructed to make the full quantity inspection report including load readiness and sampling available to both Seller and Buyer regardless of the Party paying the inspection cost.

	[*****]	[*****]

Quality Inspection at Load Port

Buyer reserves the right, regardless of the Party paying the inspection cost, to request and receive a quality inspection report on composite of ship’s tanks after load or shore tanks as performed by an independent surveyor at load port acceptable to both Parties. The independent surveyor shall be appointed by Seller.

	[*****]	[*****]

Quantity Inspection at Discharge Port

Seller reserves the right to request and receive from Buyer a full quantity inspection report as performed by an independent surveyor at discharge port. The independent surveyor shall be appointed by Buyer. The costs for such inspection are for the account of Buyer.

16. Railcar Rental Fees

For deliveries by rail in Buyer’s railcars, in case the rail tank cars are not returned within the roundtrip time mentioned below calculated from date of departure from the receiving point, Buyer reserves the right to charge below mentioned rental fee, without prejudice to any other right Buyer may have. Any delays not caused directly by Seller or the company delivering the Product are not subject to any rental fee charge. Railcar Rental Fees are payable thirty (30) days after date of invoice.

12      Days of Free Roundtrip including time for unloading

[*****] per railcar per day

17.	Ship Requirements

The ship shall meet all relevant legislation and all load and discharge port regulations and safety standards, and shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities (ISPS Code). If the ship does not meet all such requirements, or is deemed unsafe, then the ship may be refused. The Party nominating the ship shall be liable for all damages (consequential damage is excluded) and costs resulting from the non-compliance with this article. A ship may not be substituted without written consent of the other Party.

18.	Ship and Barge Nomination

In case Exchange Party delivers the Product, the ship or barge shall be formally nominated to the Logistics Department of Buyer, or in case Exchange Party collects the Product, the ship or barge shall be formally nominated to the Logistics Department of Seller within the following timeframe stating following minimum details and in accordance to separate instructions which are made part of this Contract:

For Ship	Minimum five (5) working days prior to start of ETA:
- Product and Quantity
- Ship Name / Registration Number of Ship
- Owner / Operator
- Lay days
- Lay time for discharge / loading
- Demurrage rate
- Previous Cargoes
- Estimated time of arrival (ETA) at discharge port / load port
- Country of loading & load port / terminal / Country of destination & discharge port / terminal
- Charter Party
- Agent at discharge port / terminal / load port / terminal
For Barge	Minimum two (2) working days prior to start of ETA:
- Product and Quantity
- Barge Name / Registration Number of Barge
- Lay days
- Lay time for discharge / loading
- Demurrage rate
- Previous Cargoes
- Estimated time of arrival (ETA) at discharge port / load port
- Country of loading & load port / terminal / Country of destination & discharge port / terminal

19.	Demurrage

Demurrage is calculated at the rate confirmed in the accepted nomination. All parties will be released from any and all demurrage liability under this Contract unless claim with supporting documentation is received in writing within ninety (90) days of the date of completion of discharge of the cargo from the ship or barge. If the receiving Party (Logistic Department) of the claim under this Contract is of the opinion that the claim is incorrect, it may object to it by written notice given within forty five (45) days of the date of issuance of the claim. Lack of objection of the receiving Party shall constitute acceptance of the claim. An invoice for the claim can be issued upon acceptance of the receiving Party or lapse of the forty five (45) days period without objection. Demurrage is payable thirty (30) days after date of invoice.

20.	Financial Adjustment of Exchange Imbalance

The Exchange imbalance shall be financially reconciled to reflect changes of the exchange base price on a monthly basis.

21.	Exchange Balance Statement

Unless otherwise specified herein, each Party shall render to the other, as soon as practical after the end of each month or each quarter (for agreements valid for twelve (12) months and beyond). exchange statements showing the exchange quantities delivered during the month and the exchange balance as of the end of the month. Unless otherwise specified herein, the aggregate quantities delivered by the respective Parties shall be kept reasonable in balance at all times. At the end of the agreement term, if the quantities are not approximately equal, the Party having received the greater quantity shall (unless otherwise agreed) continue deliveries to the other Party until they are so; and any balance due either Party shall be paid for by the other at an agreed price.

22.	Controlling Terms & Amendments

By ordering any of the Products detailed in this contract, the Parties agree to all the terms and conditions contained in this document and to Dow H&E GENERAL TERMS AND CONDITIONS as attached hereto, which override any additional or different terms or conditions included in purchase orders, sales acknowledgments, invoices or other documents or referred to by either Party. Any amendments or additions to this Exchange Contract shall be valid only if agreed in writing by both Parties.

23.	Contact Persons (DOW)

Dow Europe GmbH

J. Obregon
Commercial Director